UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 17, 2006 Affiliated Computer Services, Inc. (the "Company") received a grand jury document subpoena issued by the U.S. District Court for the Southern District of New York requesting that the Company produce documents relating to the granting of stock options from 1998 through the present. The Company intends to cooperate fully with the Department of Justice in responding to the request for document production.

The Company has been notified that a shareholder derivative lawsuit was filed in the United States District Court, District of Delaware, on May 16, 2006 naming the Company as a nominal defendant and naming as defendants Mark King, our current Chief Executive Officer and a director, and Jeff Rich, our former Chief Executive Officer and a former director. The lawsuit alleges breaches of the "short swing profit rules" of Section 16(b) of the Securities and Exchange Act of 1934 in connection with stock option grants by the Company to Mr. King and Mr. Rich in 2000 and 2002 and sales of the Company’s common stock by each of them in those years. The Company does not believe the claims in this lawsuit have merit and intends to vigorously defend the lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

May 18, 2006	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel